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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Genometrix Incorporated (File No. 333-32584) of our report dated November 19, 1999, relating to the financial statements of Genometrix Incorporated which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/   PRICEWATERHOUSECOOPERS LLP


Houston, Texas
May 2, 2000